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                                                                     Exhibit 8.1


                       [Letterhead of King & Spalding LLP]


                                  June 24, 2003

Cousins Properties Incorporated
2500 Windy Ridge Parkway
Atlanta, Georgia 30339

    RE: COUSINS PROPERTIES INCORPORATED -- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of (i) the Company's common stock, par value $1.00 per share ("Common Stock"), (ii) warrants to purchase shares of Common Stock ("Warrants"), (iii) debt securities ("Debt Securities") and (iv) the Company's preferred stock, par value $1.00 per share ("Preferred Stock"). In connection with the preparation of the Registration Statement, the Company has requested our opinion with respect to the discussion included in the Prospectus under the heading "Certain Federal Income Tax Considerations."

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company.

            Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that the discussion contained in the Prospectus under the heading "Certain Federal Income Tax Considerations," to the extent it contains statements of applicable federal income tax law rather than statements of fact or belief by the Company, is correct in all material respects as of the date hereof. However, King & Spalding LLP expresses no opinion as to whether the Company has qualified, or will qualify, as a REIT, and has undertaken no investigation or analysis regarding the Company's REIT qualification. In

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addition, King & Spalding LLP does not express any opinion, and has undertaken no investigation or analysis, as to whether any of the entities in which the Company has invested qualify as partnerships for federal income tax purposes.

         The opinion expressed herein and the discussion of "Certain Federal Income Tax Considerations" in the Prospectus are based upon the current provisions of the Internal Revenue Code of 1986, as amended, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the accuracy of the opinion rendered herein, the statements in the Prospectus, and the tax consequences to the Company and the investors in its securities. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

         Our opinion is limited to the federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, the Company's qualification as a REIT, the qualification of any entities in which the Company has invested as partnerships for federal income tax purposes, or any other tax consequences of an investment in the Common Stock, Warrants, Debt Securities or Preferred Stock.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                         Very truly yours,




                                         /s/ King & Spalding LLP